Exhibit 10.9

CONFIDENTIAL AND PRIVILEDGED

August 11, 2008

Michael J. Gast, M.D., Ph.D.

c/o Genaera Corporation

5110 Campus Drive

Plymouth Meeting, PA 19462

Re:	Amendment to Outstanding Option Grant Agreements

Dear Michael:

Genaera is amending the outstanding Option Grant Agreements awarded to you, as listed on Schedule A, to hereby add the following language as new Item 12 to the Option Grant Agreements pertaining to the Amended 2004 Stock-Based Incentive Compensation Plan and the Amended 1998 Equity Compensation Plan:

Employment Agreement. In the event of any conflict between the terms of this Agreement and Grantee’s existing or future employment agreement with the Company, if any, the terms of such employment agreement shall control.

Except as amended above, all other terms and conditions of your Option Grant Agreements shall remain in full force and effect.

Please indicate your acceptance of this amendment by your signature below and return to Human Resources by August 15, 2008.

/s/ John L. Armstrong, Jr.
John L. Armstrong, Jr.
President and Chief Executive Officer

Accepted:	/s/ Michael J. Gast

Date:	August 13, 2008

Schedule A

Grant Date	Option Plan	Grant Price	Granted
9/26/2007	1998 Plan	$2.98	275,000
3/20/2006	2004 Plan	$8.04	16,667
7/17/2006	2004 Plan	$3.12	4,167
12/12/2006	2004 Plan	$2.22	16,667
5/18/2007	2004 Plan	$2.75	100,000